Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Marshall Murphy

(469) 549-3005

Nationstar Proposes an Offering of $250 Million of Senior Notes

Lewisville, TX (July 17, 2013) – Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”), a leading residential mortgage services company, announced today that its wholly-owned subsidiaries Nationstar Mortgage LLC (the “Company”) and Nationstar Capital Corporation (together with the Company, the “Issuers”) intend to sell, subject to market and other conditions, $250 million aggregate principal amount of Senior Notes due 2018 (the “Notes”) in an underwritten public offering. The Notes will be unsecured and will be guaranteed on a senior basis by Nationstar, Nationstar Sub1 LLC, Nationstar Sub2 LLC and certain of the Company’s wholly-owned subsidiaries.

Subject to the successful completion of this offering, the Issuers intend to use the net proceeds from this offering for general corporate purposes, which may include future acquisitions and transfers of servicing portfolios, including, but not limited to, the acquisition of certain residential mortgage servicing assets from Bank of America, National Association, and/or related businesses from third parties, including, but not limited to, from one or more affiliates of the underwriters in this offering.

Credit Suisse Securities (USA) LLC and BofA Merrill Lynch are acting as joint physical book-running managers and Barclays, Wells Fargo Securities and J.P. Morgan are acting as joint book-running managers in connection with this offering.

This press release does not constitute an offer to sell or solicitation of an offer to purchase with respect to the Notes or other securities, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Notes will be issued pursuant to the Issuers’ Registration Statement on Form S-3 (No. 333-188872) previously filed by the Issuers with the Securities and Exchange Commission (the “Commission”). The Registration Statement is effective. Copies of the applicable prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010, 1-800-221-1037; BofA Merrill Lynch, 222 Broadway, 11th Floor, New York, NY 10038, Attn: Prospectus Department, dg.prospectus_requests@baml.com; Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, 1-888-603-5847, Barclaysprospectus@broadridge.com; Wells Fargo Securities, 550 South Tryon Street, 7th Floor, MAC D1086-070, Charlotte, NC 28202, Attn: Client Support, 1-800-326-5897, cmclientsupport@wellsfargo.com; J.P. Morgan Securities LLC, Attention: High Yield Syndicate, 383 Madison Avenue, New York, NY 10179 (phone: (800) 245-8812); or by visiting the Commission’s website at http://www.sec.gov.

About Nationstar

Based in Lewisville, Texas, Nationstar offers servicing, origination, and real estate services to financial institutions and consumers. Nationstar is one of the largest servicers in the United States and operates an integrated loan origination business that mitigates servicing portfolio run-off and improves credit performance for loan investors. Our Solutionstar business unit offers asset management, settlement, and processing services. As of June 1, 2013, Nationstar employs over 7,200 people.

Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. Forward-looking statements convey the Issuers’ current expectations or forecasts of future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Issuers’ actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of Nationstar’s most recent annual and quarterly reports and other required reports, as filed with the Commission, which are available at the Commission’s website at http://www.sec.gov. Unless required by law, the Issuers undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.